UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): October 14, 2003


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated October 14, 2003.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

           On October 14, 2003, the Registrant announced results for its third quarter ended September 30, 2003. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: October 14, 2003
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer



                                            EXHIBIT 99.1 TO FORM 8-K


FOR IMMEDIATE RELEASE
                                       Contact:   J. Donald Hill,
                                                  Chairman
                                                         or
                                                  Investor Relations
                                                  631-784-6175


                     EXCEL TECHNOLOGY REPORTS RESULTS
                      FOR THE THIRD QUARTER OF 2003

East Setauket, NY, October 14, 2003 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced the results for the quarter ended September 30, 2003. Revenues for the period were $28.7 million, an increase of 25.3%, from the $22.9 million for the same period in 2002. After tax profits were $2.7 million for the third quarter of this year as compared to $2.5 million in the same period last year. For the nine months ended September 30, 2003 after tax profits were $8.4 million compared to $6.7 million for the same period in 2002. Diluted earnings per share of $0.22 for the quarter were 5% higher than the $0.21 per share reported for the same period in 2002. For the nine months ended September 30, diluted earnings per share were $0.69 in 2003 compared to $0.56 for the same period in 2002.

J. Donald Hill, Chairman, stated, "Continued global caution regarding capital investments limited our progress this past quarter, however, our profitability was satisfactory and cash flow was again very positive. Our growth strategy, which includes aggressive new product development and broadening our exposure into new markets remains on track."

Antoine Dominic, Chief Executive Officer, added, "Sluggish macroeconomic conditions continue to exist in most of our major markets. Considering these conditions our revenues and earnings for the quarter ended September 30, 2003 were satisfactory. Cash flow has been strong during the year resulting in an increase in cash of $8.5 million and a cash balance of $20.3 million on September 30, 2003. In addition, we have remained debt free since April 1999."

Dominic concluded, "We continue to expand our market opportunities through focused and increased product, market and applications development. New product introductions have been well received by our customers and should brighten our future results. Profitability has improved from our new acquisition (Continuum), although we believe it is yet to reach its full potential. Investments in our international distribution subsidiaries should further enhance our operating results in the near future. As Control Systemation continues to mature, we are expecting favorable results in the near future, which was evidenced by strong bookings during the quarter. While market visibility remains unclear, we continue to be optimistic about our future."

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ending December 31, 2002. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel Technology, Inc and its wholly owned subsidiaries develop, manufacture and market laser systems and electro-optical components for industrial and scientific applications.
















                            FINANCIAL SUMMARY
                  (in thousands, except per share data)

                                FOR THE QUARTER      FOR THE NINE MONTHS
                               ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
                                   (unaudited)           (unaudited)

                                 2003      2002        2003      2002
                               ........   ........   ........   ........

Net Sales                      $ 28,690   $ 22,899   $ 91,641   $ 64,713

Pre-Tax Income                 $  4,029   $  3,728   $ 12,788   $ 10,058

Provision for Income Taxes     $  1,370   $  1,230   $  4,414   $  3,319

Net Income                     $  2,659   $  2,498   $  8,374   $  6,739
Net Income Per Common
  Share - Diluted              $   0.22   $   0.21   $   0.69   $   0.56

Weighted Average Common
  Shares Outstanding - Diluted   12,273     12,114     12,186     12,074

                 BALANCE SHEET & SELECTED FINANCIAL DATA

                               SEPTEMBER 30, 2003     DECEMBER 31, 2002
                               ..................     .................
                                   (unaudited)

Cash and Equivalents                 $     20,277          $     11,822
Accounts Receivable                  $     23,242          $     22,375
Inventory                            $     25,655          $     24,482
Other Current Assets                 $      2,375          $      2,373
                                     ............          ............
Total Current Assets                 $     71,549          $     61,052

Property, Plant & Equipment, net     $     27,143          $     27,782
Notes Receivable from Affiliate      $        400          $          0
Goodwill                             $     29,730          $     29,383
Other Non-Current Assets             $        434          $        507
                                     ............          ............
Total Assets                         $    129,256          $    118,724
                                     ............          ............
                                     ............          ............

Accounts Payable                     $      4,233          $      5,246
Accrued Expenses and Other
  Current Liabilities                $     12,259          $     11,041
                                     ............          ............
Total Current Liabilities            $     16,492          $     16,287

Deferred Tax Liability               $        180          $        180

Common Stock                         $         12          $         12
Additional Paid-in-Capital           $     46,604          $     45,401
Retained Earnings                    $     64,669          $     56,295
Accumulated Other
  Comprehensive Income               $      1,299          $        549
                                     ............          ............


Total Liabilities &
  Stockholders' Equity               $    129,256          $    118,724
                                     ............          ............
                                     ............          ............

Working Capital                      $     55,057          $     44,765

Current Ratio                                4.34                  3.75